Exhibit 99.1

Universal Technical Institute Reports Fiscal Year 2020 Third Quarter Results

PHOENIX, ARIZ. - August 6, 2020 - Universal Technical Institute, Inc. (NYSE: UTI), the leading provider of transportation technician training, reported financial results for the fiscal 2020 third quarter ended June 30, 2020.

•New student starts increased 8.4% from the prior year quarter.
•91% of enrolled students are now active, and 87% of active students have completed or are in-process with their make-up labs.
•Third quarter revenue of $54.5 million decreased 31% from the prior year quarter reflecting timing of students returning from leave of absence (LOA) and overall student progression through make-up labs.
•Net loss of $13.3 million in the third quarter compared to net loss of $0.4 million in the prior year quarter.
•All campuses are currently open with in-person labs operating according to CDC and local jurisdiction guidelines.

“The COVID-19 pandemic and resulting economic downturn continue to present our organization with challenges, but also unique opportunities which will leave us well positioned to continue to significantly strengthen our business,“ said Jerome Grant, UTI’s Chief Executive Officer. “We are seeing growing interest in a UTI education, which prepares students for good jobs and rewarding careers in stable industries. Our team will remain focused on investing in our students, their safety and well-being, as well as evolving the industry leading education experience we are known for by creating new digital and hands on pathways and programs for our students. Our company’s reputation for integrity and superior execution, the demonstrated flexibility of our business model and our solid financial position provide the critical foundation as we continue to pursue investments in new programs and growth initiatives to move our business forward,” Grant said.

“Throughout the third quarter we saw a significant increase in media driven inquiries and accelerating future student enrollments. While our results in the quarter reflected impacts from COVID-19, primarily from the timing of student LOA returns and the progression of students through their make-up labs, our team is working hard to provide students with the support and resources they need,” said Troy Anderson, UTI’s Chief Financial Officer. “Our fourth quarter new student enrollments are outpacing the expectations we had prior to the pandemic, and while we are early in the enrollment process for 2021, these figures are also trending positively. We maintained our strong balance sheet and are focused on making the necessary investments to support our students and enhance our learning platform, while uncovering new efficiencies that will contribute to the long-term success of our organization,” Anderson said.

During the 2020 fiscal third quarter, 1,824 new students started the program. Over 10,800 students are currently enrolled at UTI with approximately 9,900 students active, 100 students on LOA who have only their hands-on, in-person labs remaining to complete the program, and 800 other students on LOA, most of whom currently have expected return dates in August of 2020. This compares to approximately 500 students on LOA at the same time last year. As of July 1, 2020, all 13 campus locations were open for in-person, on-campus labs. The Norwood campus teach out and closure was completed ahead of schedule in July 2020.

In the fiscal third quarter of 2020, UTI was allocated a total of approximately $33 million in grant funds from the CARES Act: Higher Education Emergency Relief Fund (HEERF). Per the Department of Education’s guidelines, at least 50% of these funds are being used to grant emergency financial aid to students impacted by COVID-19, supporting their efforts to stay in school and continue their training toward graduation and future careers. The company is estimating that approximately $23 million of the HEERF funds will go directly to students in the form of emergency cash grants and computers to aid in their education through our blended learning curriculum, while the remaining $10 million will be used in support of providing a safe, quality education through the blended learning model implemented during the pandemic. As of August 4, 2020, UTI has granted approximately $13.6 million in emergency grants to students. Also during the fiscal third quarter of 2020, UTI incurred approximately $5.9 million of costs related to changes in the delivery of instruction due to COVID-19 and is utilizing HEERF funds to offset these expenses.

Financial Results for the Three-Month Period Ended June 30, 2020 Compared to 2019

•New student starts increased 8.4% primarily due to an additional start during the quarter as compared to the prior year.
•Revenues decreased 31.1% to $54.5 million compared to $79.0 million, primarily driven by a higher number of students on leave of absence due to the COVID-19 crisis and the timing of students progressing through the lab make-up process.
•Operating expenses decreased by 14.1% to $68.3 million, compared to $79.5 million, primarily due to decreases in expenses such as labor, various campus related costs and travel due to the COVID-19 crisis.
•Operating loss was $13.8 million, compared to an operating loss of $0.5 million.
•Net loss was $13.3 million, compared to net loss of $0.4 million. Basic and diluted earnings per share (EPS) were $(0.45).
•Adjusted operating loss(1) was $12.3 million, compared to a loss of $0.3 million.
•Adjusted EBITDA(1) was a loss of $8.8 million, compared to positive adjusted EBITDA of $4.5 million.

Balance Sheet and Liquidity

At June 30, 2020, UTI’s total available liquidity was $91.5 million consisting of $60.0 million of cash and cash equivalents and $31.5 million of short-term, held-to-maturity securities. The company had no debt as of the end of the fiscal third quarter and is not currently contemplating participation in any Federal stimulus loan programs.

Financial Results for the Nine-Month Period Ended June 30, 2020 Compared to 2019

•New student starts, excluding the Norwood, MA campus, increased 7.5%.
•Revenues decreased 8.0% to $224.4 million compared to $243.8 million, primarily driven by a higher number of students on leave of absence due to the COVID-19 crisis and the timing of students progressing through the lab make-up process, partially offset by higher revenue per student.
•Operating expenses decreased by 8.8% to $234.5 million, compared to $257.1 million, primarily as a result of cost management initiatives and the impacts of the COVID-19 crisis. Additionally, the first nine months of 2020 included $1.5 million of severance cost related to the CEO transition, while the first nine months of 2019 included a $4.0 million consultant termination fee expense.
•Operating loss was $10.0 million, compared to operating loss of $13.2 million
•Net income was $1.6 million, compared to net loss of $13.3 million, and includes a $10.7 million income tax benefit resulting from application of revised net operating loss carryback regulations from the CARES Act. Basic and diluted EPS were $(0.08).
•Adjusted operating income(1) was $5.3 million, compared to a loss of $7.5 million.
•Adjusted EBITDA(1) was $4.3 million, compared to adjusted EBITDA of $6.6 million.
•Operating cash flow used $10.1 million, compared to an operating cash flow use of $7.1 million.
•Adjusted free cash flow(1) used cash of $16.2 million, compared to $7.2 million.

(1) See “Use of Non-GAAP Financial Information”

Student Metrics

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Total starts	1,824	1,682	5,511	5,215
Total starts (excluding Norwood, MA campus) (2)	1,824	1,682	5,511	5,125
Average undergraduate full-time student enrollment	9,068	9,884	10,218	10,562
End of period undergraduate full-time student enrollment	9,774	9,462	9,774	9,462

(2) Starting with the third quarter fiscal 2019, UTI reports operating metrics, such as students starts, excluding its Norwood, MA campus. As previously reported on the Current Report on Form 8-K filed with the SEC on February 19, 2019, Norwood discontinued accepting new student applications. UTI fully closed the campus in July 2020. As such, the company believes it is appropriate to exclude its impact.

Conference Call

Management will hold a conference call to discuss the financial results for the fiscal 2020 third quarter ended June 30, 2020, on Thursday, August 6, 2020, at 1:30 p.m. PT (4:30 p.m. ET).

To participate in the live call, investors are invited to dial (844) 881-0138 (domestic) or (412) 317-6790 (international). A live webcast of the call will be available via the Universal Technical Institute investor relations website at https://investor.uti.edu. Please go to the website at least 10 minutes early to register, download and install any necessary audio software. The conference call webcast will be archived for 90 days at https://investor.uti.edu or the telephone replay can be accessed through September 6, 2020, by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and entering passcode 10146789.

Use of Non-GAAP Financial Information

This press release and the related conference call contains non-GAAP (Generally Accepted Accounting Principles) financial measures, which are intended to supplement, but not substitute for, the most directly comparable GAAP measures. Management chooses to disclose to investors these non-GAAP financial measures because they provide an additional analytical tool to clarify the results from operations and help to identify underlying trends. Additionally, such measures help compare the company's performance on a consistent basis across time periods. Management defines adjusted EBITDA as net income (loss) before interest expense, interest income, income taxes, depreciation, amortization and adjusted for items not considered as part of the company's normal recurring operations. Management defines adjusted operating income (loss) as income (loss) from operations, adjusted for items that affect trends in underlying performance from year to year and are not considered normal recurring cash operating expenses. Management defines adjusted free cash flow as net cash provided by (used in) operating activities less capital expenditures, adjusted for items not considered as part of the company's normal recurring operations. Management chooses to disclose any campus adjustments as direct costs (net of any corporate allocations). Management utilizes adjusted figures as performance measures internally for operating decisions, strategic planning, annual budgeting and forecasting. For the periods presented, this includes consulting fees incurred as part of the company's transformation initiative, severance expenses due to the CEO transition, startup costs related to the Bloomfield, NJ campus, and the teach out and closure of the Norwood, MA campus. To obtain a complete understanding of the company's performance, these measures should be examined in connection with net income (loss), operating income (loss) and net cash provided by (used in) operating activities, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission. Since the items excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be an alternative to net income (loss), operating income (loss) or net cash provided by (used in) operating activities as a measure of the company's operating performance or liquidity. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently than UTI does, limiting their usefulness as a comparative measure across companies. A reconciliation of the historical non-GAAP financial measures to the most directly comparable GAAP measures are included below.

Safe Harbor Statement

All statements contained herein, other than statements of historical fact, are "forward-looking" statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Such forward-looking statements include the following: the company’s belief that it is taking steps to address cost and working capital management; the company’s ability to complete curriculum with in-person labs; the company’s belief that it is taking steps to drive its next phase of growth; the company’s focus on offering a blended curriculum to provide its students training for job skills that are in high demand; the company’s commitment to delivering the next phase of profitable growth and generating positive returns for all its stakeholders; the company’s expectation for year-over-year annual growth; the company’s expectation for normal seasonality; the company’s focus on continuing to fuel long-term growth and investing in opening more welding programs that will drive incremental growth over the next two fiscal years; and the company’s expectations for new student start growth (excluding Norwood, MA), average student population growth, revenue, operating expenses, operating income (loss), adjusted operating income (loss), net income, adjusted EBITDA, operating cash flow, adjusted free cash flow, and capital expenditures for fiscal 2020. Such statements are based upon management's current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the company's actual results include, among other things, macro-economic impacts related to the COVID-19 pandemic, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or modified campuses or instruction, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the company, the adoption of new accounting standards including the new lease accounting guidance, and other risks that are described from time to time in the company's public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the company's filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. Except as required by law, the company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

Social Media Disclosure

Universal Technical Institute (UTI) uses its website (https://www.uti.edu/) and LinkedIn page (https://www.linkedin.com/school/universal-technical-institute/) as channels of distribution of information about its programs, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and UTI may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the company's website and its social media accounts in addition to following the company's press releases, SEC filings, public conference calls, and webcasts.

About Universal Technical Institute, Inc.

With more than 220,000 graduates in its 55-year history, Universal Technical Institute, Inc. (NYSE: UTI) is the nation's leading provider of technical training for automotive, diesel, collision repair, motorcycle and marine technicians, and offers welding technology and computer numerical control (CNC) machining programs. The company has built partnerships with industry leaders, outfits its state-of-the-industry facilities with current technology, and delivers training that is aligned with employer needs. Through its network of 12 campuses nationwide, UTI offers post-secondary programs under the banner of several well-known brands, including

Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NASCAR Tech). The company is headquartered in Phoenix, Arizona.

For more information, visit www.uti.edu. Like UTI on www.facebook.com/UTI or follow UTI on Twitter @UTITweet, @MMITweet, and @NASCARTechUTI.

Company Contact:
Troy R. Anderson
Chief Financial Officer
Universal Technical Institute, Inc.
(623) 445-9365

Investor Relations Contact:
Robert Winters or Brooks Hamilton
Alpha IR Group
(312) 445-2870
UTI@alpha-ir.com

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2020	2019	2020	2019
Revenues	$54,483	$79,042	$224,434	$243,838
Operating expenses:
Educational services and facilities	32,476	42,836	118,261	134,393
Selling, general and administrative	35,786	36,661	116,197	122,685
Total operating expenses	68,262	79,497	234,458	257,078
Loss from operations	(13,779)	(455)	(10,024)	(13,240)
Other income:
Interest income	218	358	901	1,153
Interest expense	(2)	(802)	(5)	(2,424)
Equity in earnings of unconsolidated affiliate	—	100	—	298
Other income (expense), net	316	465	(13)	1,121
Total other income, net	532	121	883	148
Loss before income taxes	(13,247)	(334)	(9,141)	(13,092)
Income tax (expense) benefit	(21)	(31)	10,699	(253)
Net (loss) income	$(13,268)	$(365)	$1,558	$(13,345)
Preferred stock dividends	1,309	1,309	3,941	3,927
Loss available for distribution	$(14,577)	$(1,674)	$(2,383)	$(17,272)

Earnings per share:
Net loss per share - basic	$(0.45)	$(0.07)	$(0.08)	$(0.68)
Net loss per share - diluted	$(0.45)	$(0.07)	$(0.08)	$(0.68)

Weighted average number of shares outstanding:
Basic	32,607	25,498	28,871	25,410
Diluted	32,607	25,498	28,871	25,410

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value and per share amounts)
(Unaudited)

	June 30, 2020	September 30, 2019
Assets
Cash and cash equivalents	$59,956	$65,442
Restricted cash	19,205	15,113
Held-to-maturity investments	31,578	—
Receivables, net	40,358	17,937
Notes receivable, current portion	5,220	5,227
Prepaid expenses	6,955	7,054
Other current assets	6,928	7,331
Total current assets	170,200	118,104
Property and equipment, net	72,592	104,126
Goodwill	8,222	8,222
Notes receivable, less current portion	28,744	29,852
Right-of-use assets for operating leases	133,539	—
Other assets	8,286	10,222
Total assets	$421,583	$270,526

Liabilities and Shareholders’ Equity
Accounts payable and accrued expenses	$56,630	$45,878
Dividends payable	1,309	—
Deferred revenue	32,913	42,886
Accrued tool sets	3,391	2,586
Operating lease liability, current portion	24,930	—
Financing obligation, current portion	—	1,554
Other current liabilities	1,634	3,940
Total current liabilities	120,807	96,844
Deferred tax liabilities, net	674	329
Deferred rent liability	—	10,326
Financing obligation	—	39,161
Operating lease liability	121,944	—
Other liabilities	7,176	9,578
Total liabilities	250,601	156,238
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.0001 par value, 100,000 shares authorized, 32,693 and 32,499 shares issued	3	3
Preferred stock, $0.0001 par value, 10,000 shares authorized; 700 shares of Series A Convertible Preferred Stock issued and outstanding, liquidation preference of $100 per share	—	—
Paid-in capital - common	140,589	187,493
Paid-in capital - preferred	68,853	68,853
Treasury stock, at cost, 82 and 6,865 shares	(365)	(97,388)
Retained deficit	(38,098)	(44,673)
Total shareholders’ equity	170,982	114,288
Total liabilities and shareholders’ equity	$421,583	$270,526

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Nine Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$1,558	$(13,345)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	8,821	9,945
Amortization of assets subject to financing obligation	—	2,012
Amortization of right-of-use assets for operating leases	18,163	—
Bad debt expense	1,138	887
Stock-based compensation	1,509	1,481
Deferred income taxes	345	—
Equity in earnings of unconsolidated affiliate	—	(298)
Training equipment credits earned, net	503	440
Other losses, net	8	143
Changes in assets and liabilities:
Receivables	(13,917)	3,795
Prepaid expenses	(1,591)	571
Other assets	40	1,270
Notes receivable	1,115	1,630
Accounts payable and accrued expenses	12,494	(3,793)
Deferred revenue	(9,973)	(10,564)
Income tax (receivable) payable	(11,070)	198
Accrued tool sets and other current liabilities	1,030	441
Deferred rent liability	—	(2,076)
Operating lease liability	(19,264)	—
Other liabilities	(1,026)	139
Net cash used in operating activities	(10,117)	(7,124)
Cash flows from investing activities:
Purchase of held-to-maturity securities	(41,562)	—
Proceeds from maturities of held-to-maturity securities	9,761	—
Purchase of property and equipment	(7,190)	(5,301)
Proceeds from insurance policy	1,566	—
Proceeds from disposal of property and equipment	48	8
Return of capital contribution from unconsolidated affiliate	190	200
Net cash used in investing activities	(37,187)	(5,093)
Cash flows from financing activities:
Proceeds from equity offering	49,137	—
Payment of preferred stock cash dividend	(2,632)	(2,618)
Payment of financing obligation and finance leases	(68)	(974)
Payment of payroll taxes on stock-based compensation through shares withheld	(527)	(127)
Net cash provided by (used in) financing activities	45,910	(3,719)
Change in cash, cash equivalents and restricted cash	(1,394)	(15,936)
Cash and cash equivalents, beginning of period	65,442	58,104
Restricted cash, beginning of period	15,113	14,055
Cash, cash equivalents and restricted cash, beginning of period	80,555	72,159
Cash and cash equivalents, end of period	59,956	42,689
Restricted cash, end of period	19,205	13,534
Cash, cash equivalents and restricted cash, end of period	$79,161	$56,223

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Nine Months Ended June 30,
	2020	2019	2020	2019
Net (loss) income	$(13,268)	$(365)	$1,558	$(13,345)
Interest income	(218)	(358)	(901)	(1,153)
Interest expense	2	802	5	2,424
Income tax expense (benefit)	21	31	(10,699)	253
Depreciation and amortization	3,259	4,326	9,831	13,023
EBITDA	$(10,204)	$4,436	$(206)	$1,202
Non-recurring consulting fees for transformation initiative	—	—	—	4,224
Severance expense due to CEO transition	—	—	1,531	—
Net restructuring charge for Norwood campus exit	—	136	—	1,385
Norwood, MA campus EBITDA (2)	1,356	(83)	2,939	(205)
Adjusted EBITDA, non-GAAP	$(8,848)	$4,489	$4,264	$6,606

Reconciliation of Net Cash Used In Operating Activities to Adjusted Free Cash Flow

	Nine Months Ended June 30,
	2020	2019
Net cash used in operating activities, as reported	$(10,117)	$(7,124)
Purchase of property and equipment	(7,190)	(5,301)
Non-recurring consulting fees paid for transformation initiative	—	3,950
Severance payment due to CEO transition	1,078	—
Cash outflow associated with Norwood, MA campus operating activities (2)	31	1,261
Adjusted free cash flow, non-GAAP	$(16,198)	$(7,214)

Reconciliation of Loss from Operations to Adjusted Operating Loss

	Three Months Ended June 30,		Nine Months Ended June 30,
	2020	2019	2020	2019
Loss from operations, as reported	$(13,779)	$(455)	$(10,024)	$(13,240)
Severance expense due to CEO transition	—	—	1,531	—
Non-recurring consulting fees for transformation initiative	—	—	—	4,224
Net restructuring charge for Norwood campus exit	—	136	—	1,385
Norwood, MA campus operating loss (2)	1,430	27	3,169	153
Adjusted operating loss, non-GAAP	$(12,349)	$(292)	$(5,324)	$(7,478)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL INFORMATION
(In thousands)
(Unaudited)

Selected Supplemental Financial Information

	Three Months Ended June 30,		Nine Months Ended June 30,
	2020	2019	2020	2019
Salaries expense	$29,577	$32,705	$96,785	$103,145
Employee benefits and tax	5,482	7,735	18,161	23,213
Bonus expense	4,777	2,234	12,298	7,311
Stock-based compensation	553	169	1,560	1,531
Total compensation and related costs	$40,389	$42,843	$128,804	$135,200

Occupancy expense, net of subleases	$9,323	$8,661	$28,674	$26,510
Advertising expense	9,045	9,484	30,062	31,415
Depreciation and amortization	3,259	4,231	9,831	12,724
Contract services expense	1,391	1,603	5,293	10,141